INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
2021
ANNUAL INCENTIVE COMPENSATION PROGRAM

Effective May 5, 2021

1.Purpose
The Compensation Committee (the “Committee”) of the Board of Directors of Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”) has determined that it is desirable to maintain an annual incentive compensation program (the “Program”). The purposes of the Program include: (1) encouraging excellence and high levels of performance, (2) emphasizing safety as a key goal of the Company, (3) recognizing the contributions of key employees to the overall profitability and safety of the Company, and (4) encouraging key employees in the Company to cooperate, share information and work together as a team for the overall benefit of the Company and its shareholders.

2.Participation
The Committee will determine employees eligible to participate in the Program (“Participants”), and reserves the right to review and change the class of eligible employees at any time.

3.Eligibility
a.Employment/Participation Level
Except in the case of death, disability or retirement, as set forth below, Participants must be employed in good standing at the time the awards are paid, and must have been continuously employed in a designated position for a period of nine months prior to the end of the fiscal year to be eligible to participate in the Program. Base salary for purposes of the Program shall include regular compensation only, and shall not include bonus award payments and any other miscellaneous payments that might be treated as income to the employee. Bonuses shall prorated based on start date as determined by executive management on a case by case basis.

b.Death, Disability and Retirement
If a Participant terminates employment with the Company during the fiscal year prior to December 31 for any reason or as a result of death, disability or retirement, or the Company terminates such Participant during the fiscal year prior to December 31 for any reason such employee will not be eligible to participate in the Program or be entitled to any award hereunder.

c.Military Service

If a Participant is on qualified military leave of absence during part or all of the fiscal year, such Participant will be eligible to participate in the Program if such Participant would have been otherwise eligible to participate. Such Participant’s base salary for purposes of determining any bonus award will be the Participant’s base salary that would have been paid had the Participant not been on military leave.

d.Extraordinary Circumstances
Extraordinary circumstances will be subject to review by the Committee.

4.Determination of Award and Payment
The Committee has determined that bonus awards may be paid on the basis of one or more of the following factors:

a.Performance Criteria
i. Earnings
A Committee approved Company Adjusted EBITDA goal on a consolidated basis (“Target Adjusted EBITDA”) may be used for determining the payment of a bonus award. Adjusted EBITDA for purposes of computing the bonus awards, as set forth herein, shall be calculated on the same basis as disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), along with any adjustments approved by the Committee. The Company’s audited annual financial statements, on a consolidated basis, will be used to determine whether the Target Adjusted EBITDA goal was met. Target Adjusted EBITDA shall be calculated on a basis to include the payment of bonuses under this Program as a deduction.

A Committee approved operating income goal on business unit basis (“Target Business Unit Operating Income”) may be used for determining the payment of a bonus award. Actual business unit operating income will be derived from components of the Company’s financial statements, or portions thereof, as filed with the SEC and shall be determined by executive management in consultation with the Committee.

ii. Growth
A Committee approved backlog growth target (“Target Backlog Growth”) may be used for determining the payment of a bonus award. The Company’s audited annual financial statements, on a consolidated basis, will be used to determine actual backlog growth.

iii.Cash Generation
A Committee approved Company free cash flow goal on a consolidated basis (“Target Cash Flow”) may be used for determining the payment of a bonus award. Target Cash Flow for purposes of computing the bonus awards, as set forth herein, shall be determined using the following formula: (a) cash flow from operations for the period; less (b) net capital expenditures investments (as measured by net cash investment (purchases less dispositions) and additions financing by notes payable and capital and operating leases. The Company’s audited annual financial statements, on a consolidated basis, will be used to determine whether the Target Cash Flow goal was met. Target Cash Flow shall be calculated on a basis to include the payment of bonuses under this plan as a deduction.

A Committee approved change in work in progress (“WIP”) goal may be used for determining the payment of a bonus award. WIP for purposes of computing the bonus awards, as set forth herein, shall be determined using the following formula: (a) billing in excess (overbilled), less (b) contract assets (under billings and retainage receivable). Actual changes in WIP will be derived from components of the Company’s financial statements, or portions thereof, as filed with the SEC and shall be determined by executive management in consultation with the Committee.

iv.Safety
A Committee approved Company total reportable incident rate (“TRIR”) may be used for determining the payment of a bonus award. TRIR for purposes of computing the bonus awards, as set forth herein, shall be determined by the Committee and approved by the Board of Directors each year. For certain employees, TRIR may be calculated on the business unit division and/or operating company division as determined by executive management in consultation with the Committee.

For Participants who are not “executive officers” (as that term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the Company’s vehicle, equipment, environmental and property incident rate (“VEEP”) may be used for determining the payment of a bonus award. VEEP for purposes of computing the bonus awards, as set forth herein, shall be determined by the Committee and approved by the Board of Directors each year. VEEP will be calculated on the business unit division and/or operating company division basis as determined by executive management in consultation with the Committee.

v.Discretionary
For Participants who are not “executive officers” (as that term is defined in Rule 3b-7 of the Exchange Act), a discretionary component may be used for determining the payment of a bonus award. The Committee may use factors such as leadership, contributions to the Company, recognition in the Company’s industry as an expert, and any other factors the Committee deems appropriate for purposes of the discretionary component.
b.Award Payments
The annual bonus award for a given fiscal year will be paid to Participants in the Program in the year following the performance year after the outside auditors have completed their annual audit of the Company.

5.Objectives and Formulas for Determination of the Bonus Awards
The Committee shall determine, on an annual basis, the percentage of base salary that a Participant is eligible to earn as a bonus under this Program, which may be as specified in any applicable employment agreement (the “Target Bonus”). In addition, the Committee shall determine, on an annual basis, from the performance criteria specified herein, the performance criteria that will be used to determine the payment of Target Bonuses for Participants, as well as any minimum or maximum thresholds that may be used in determining the amount earned with respect to any specific performance criteria. Notwithstanding the foregoing, if the achievement level of a performance criteria is below 50%, no payout will be made for that performance criteria, and if the achievement of a performance criteria is more than 100%, the payout cannot exceed 200% of the target amount allocated to that performance criteria.
The Committee may designate Participants into different classes, with each class of Participant being subject to different Target Bonuses, different performance criteria, different allocations to performance criteria, and different weightings of performance criteria.
In the event of extraordinary operating conditions that were unforeseen or changes in laws or accounting procedures after setting the objectives and percentages in this Program, such circumstances will be considered by the Compensation Committee in making awards.

6.Miscellaneous
a.Nothing in this Program shall confer upon a Participant any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Participant’s employment relationship with the Company at any time. Participation provides no guarantee that any bonus will be paid. The success of the Company as measured by the achievement of financial and safety goals shall determine the extent to which Participants may receive bonuses hereunder. In no event shall any employee be entitled to any amount payable hereunder until such time as the amounts are paid out to employees at the direction of management.
b.The payment made hereunder are intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (“Section 409A”), and the terms of the Program related thereto shall be construed accordingly. Payments hereunder that are subject to Section 409A shall not be accelerated unless permitted under Section 409A. If a Participant who is a “specified employee” of the Company is entitled to a payment under this Program due to his or her “separation from service” (as such terms are used in Section 409A) and such payment is subject to the Section 409A six-month payment delay rule, then such payment shall not be made until the earlier of (1) the first business day that is more than six months following such Participant’s separation from service or (2) such Participant’s death.
c.The Company shall deduct from any payment made hereunder all applicable federal and state income and employment taxes.